UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 6, 2017

New York REIT, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-36416	27-1065431
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7 Bulfinch Place, Suite 500

Boston, MA 02114

(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (617) 570-4750

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 1.01. Entry into a Material Definitive Agreement.

On December 6, 2017, New York REIT, Inc. (the “Company”) and New York Recovery Operating Partnership, L.P. (the “Operating Partnership”) entered into an amendment (the “Amendment”) to the loan agreement (the “Mortgage Loan”), dated as of December 20, 2016, by and among the Company, the Operating Partnership, Column Financial, Inc. (“Column”), as agent and initial lender, and other lenders thereto.

The Amendment included the following amendments to the Mortgage Loan:

•	The extended maturity date of the Mortgage Loan following exercise of the Company’s option to extend the maturity date was changed from December 20, 2018 to September 20, 2018, with an interest rate following extension of Libor plus 3.50%. An extension fee of 0.25% of the outstanding principal balance of the Mortgage Loan is due at the time of the extension in December 2017.

•	The Company is permitted to prepay the mezzanine loan agreement (the “Mezzanine Loan”), dated as of December 20, 2016, with Column, as agent and initial lender, and other lenders thereto from time to time, which was in the original aggregate principal amount of $260.0 million, at the time of extension of the Mortgage Loan without repaying the Mortgage Loan and the extension of the Mortgage Loan is conditioned on the full prepayment of the Mezzanine Loan.

•	Following the date on which the Mezzanine Loan has been paid in full, the portions of the Mortgage Loan required to be prepaid in connection with future sales or dispositions of a property was changed to 100% of the allocated loan amount under the Mortgage Loan for such property for all property sales.

On December 6, 2017, the Company and the Operating Partnership entered into a side letter agreement (the “Letter Agreement”) with respect to the Mezzanine Loan with Column, as agent and initial lender, and other lenders thereto.

The Letter Agreement permits on the initial maturity date, and concurrently with the commencement of the extension of the Mortgage Loan pursuant to the Amendment, the Company to prepay the Mezzanine Loan in full, without any requirement that the Company make a corresponding prepayment of the Mortgage Loan.

Item 8.01. Other Events.

On December 6, 2017, the Company, which is liquidating and winding down pursuant to a plan of liquidation, announced that the Company’s Board of Directors has declared a cash liquidating distribution of $1.00 per share to be paid on December 27, 2017 to shareholders of record as of December 18, 2017. The liquidating distribution is being paid from the net proceeds from recent property sales. Investors should note that the ex-dividend date is set under New York Stock Exchange rules. The New York Stock Exchange has informed the Company that the ex-dividend date for the cash liquidating distribution is December 15, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 12, 2017	NEW YORK REIT, INC.

	By:	/s/ Wendy Silverstein
Wendy Silverstein
Chief Executive Officer and President